UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2023

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Marina Village Parkway

Suite 201

Alameda, California 94501

(Address of principal executive offices)

(510) 671-8370

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AGE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors” and other filings that AgeX may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we” or “us” refer to AgeX Therapeutics, Inc.

The description or discussion in this Form 8-K, of any contract or agreement is a summary only and is qualified in all respects by reference to the full text of the applicable contract or agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 19, 2023, AgeX drew $500,000 of its credit available under the Allonge and Second Amendment to Amended and Restated Convertible Promissory Note (“Secured Note”) dated May 9, 2023 with Juvenescence Limited (“Juvenescence”).

The Repayment Date on which the outstanding principal balance of the Secured Note will become due and payable shall be February 14, 2024. The other material terms of the Secured Note are summarized in AgeX’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2023.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2023, AgeX received a notice from the staff of the NYSE American (the “Exchange”) indicating that they intend to commence proceedings to delist AgeX common stock from the Exchange based upon AgeX’s non-compliance with the stockholders’ equity requirements set forth in Sections 1003(a)(i), (ii) and (iii) of the Exchange’s Company Guide by the end of a compliance plan period that expired on May 17, 2023. Specifically, AgeX does not meet the continued listing standards because it has stockholders equity of less than (A) $2,000,000 and has incurred losses from continuing operations and/or net losses during its two most recent fiscal years, (B) $4,000,000 and has incurred losses from continuing operations and/or net losses during three out of four of its most recent fiscal years, and (C) $6,000,000 or more and has reported losses from continuing operations and/or net losses in its five most recent fiscal years.

AgeX has the right to appeal this determination to a committee of the Board of Directors of the Exchange (the “Committee”). AgeX intends to timely request a hearing before the Committee, and that request will stay any further action by the Exchange at least pending the issuance of a decision by the Committee on the appeal. There can be no assurance that AgeX’s request for continued listing will be granted.

AgeX intends to make arrangements to have its common stock quoted on an electronic interdealer quotation system if its common stock is delisted from the Exchange.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated May 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: May 23, 2023	By:	/s/ Andrea E. Park
Chief Financial Officer

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